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                                                                    EXHIBIT 10.9

                               EMPLOYEE AGREEMENT

This employment agreement is made this 18th day of December, 2004 by and between UGS Corp., located at 5800 Granite Parkway, Plano, TX 75024, and David Shirk ("Shirk"), who resides at 9436 Big View Drive, Austin, TX 78730.

Whereas, UGS Corp. wishes to employ Shirk as Executive Vice President, Global Business Strategy & Marketing; and

Whereas, Shirk acknowledges the importance of UGS Corp. (and any of its affiliates) (the "Company") of protecting its confidential information and other legitimate interests;

Now, therefore, in consideration of the parties' mutual promises and, in particular, of Shirk's offer of employment by UGS, of his being granted access to trade secrets and other confidential information of the Company, of the Company's promise to provide not less than 30 days' notice, or pay in lieu of notice, at Shirk's then-current base rate of pay, in the event the Company initiates termination of his employment, and for other good and valuable consideration, the receipt and sufficiency of which each party hereby acknowledges, the Company and Shirk agree as follows:

1.    Position and Compensation

Shirk will serve as the Company's Executive Vice President, Global Business Strategy & Marketing. His initial base annual salary will be $310,000 to be paid in twenty-four (24) semimonthly payments. In addition to base salary, Shirk will be eligible for an annual performance-based incentive opportunity equal to 70% of his annual salary. Shirk will be eligible for an additional bonus amount if the company exceeds it annual objectives. Shirk will also be granted 260,000 shares of UGS stock options. Furthermore, Shirk will have the opportunity to participate in UGS benefit programs and paid vacation of four weeks per year.

Shirk will receive a sign-on bonus of $60,000 to be paid the first pay cycle following his start date. He agrees to repay a prorated portion of this amount if he voluntarily terminates his employment prior to 12 months employment with UGS. Shirk will participate in the UGS executive relocation program with an extension of the standard temporary living benefit of 90 days to a maximum of 270 days.

2.    Conduct of Employment

Shirk agrees that, during employment, he will devote his full business time and his best efforts, business judgment, skill and knowledge exclusively to the advancement of the business and interests of the Company and to the discharge of his duties and responsibilities for it. He agrees to comply with all policies, practices and procedures of the Company, as these may be changed by the Company from time to time.

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3.    Involuntary Termination

In the event that Shirk's employment with UGS is involuntarily terminated within two years of his hire date, for reason other than for "Cause", he will be entitled to a lump sum amount equal to one annual base salary payable within 14 days of his separation. For the purpose of this agreement, "Cause" is defined as
(a) material breach of any agreement entered into between Shirk and UGS; (b) gross negligence or willful misconduct in the performance of his duties and responsibilities; (c) material failure or refusal to faithfully, diligently, and competently perform the usual and customary duties associated with his position;
(d) material failure to follow UGS' policies, directives or orders applicable to UGS employees holding comparable positions; (e) intentional destruction or theft of UGS property or falsification of UGS documents; (f) conviction of a felony or any crime involving moral turpitude; or (g) other neglect, misconduct or conduct that is materially harmful to the operation, business, interest or reputation of UGS, which neglect, if susceptible to cure, remains uncured after written notice specifying such neglect, misconduct or conduct.

4.    Disclosure and Use of Confidential Information; Documents

      a. "Confidential Information" means all information which has not been made public concerning the Company's business, including but not limited to: (a) all proprietary information of the Company, including but not limited to the products and services, technical data, methods, processes, know-how, developments, inventions, and formulae of the Company; (b) the development, research, testing, marketing and financial activities and strategic plans of the Company; (c) the costs and sources of supply of the Company's products and services; (d) the identity and needs of the customers, prospective customers and subcontractors of the Company, customer lists and customer and sales records, the identity of contacts at purchasers, any list of purchasers, and any list of sales transactions and/or prices charged by the Company); (e) the people and organizations with whom the Company has business relationships and the nature of those relationships; and (f) any information that the Company may receive or has received from customers, subcontractors, suppliers or others, with any understanding, express or implied, that the information would not be disclosed. Shirk agrees that all Confidential Information is and shall remain the sole and exclusive property of the Company and that, except as required for the proper performance of his regular duties for the Company, as expressly authorized in writing in advance by an officer of the Company or the designee of an officer, or as required by applicable law, he will never, directly or indirectly, use or disclose any Confidential Information. Shirk understands and agrees that this restriction shall continue to apply after the termination of his employment or this Agreement. He agrees to provide prompt notice to the Company of any required disclosure of Confidential Information sought pursuant to subpoena, court order or any other legal requirement and to provide the Company a reasonable opportunity to seek protection of the Confidential Information prior to any such disclosure.

      b. Shirk agrees that all documents, records and files, in any media of whatever kind and description, relating to the business of the Company and any copies

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            (including without limitation electronic) (the "Documents" and each individually, a "Document"), whether or not prepared by him, shall be the sole and exclusive property of the Company, that he will not copy or remove any Documents, or copies, from the premises of the Company, except as required for the proper performance of his regular duties and that he will safeguard, and return to the Company immediately upon termination of his employment, and at such other times as may be specified by the Company, all Documents and all other property of the Company, and all documents, records and files of their customers, subcontractors and suppliers ("Third-Party Documents") and all other property of such customers, subcontractors and suppliers, then in his possession or control. He also agrees that, upon request of an officer of the Company, he will disclose all passwords pertinent to enable the Company to obtain access to the Documents and Third-Party Documents.

5.    Disclosure and Use of Intellectual Property

      a. "Intellectual Property" means inventions, discoveries, developments, methods, processes, compositions, works (including software), designs, concepts, know-how and ideas (for all such items, whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed or reduced to practice by Shirk (in any case, whether alone or with others and whether or not during normal business hours or on or off Company premises) during his employment (including prior to this Agreement) that relate in any way to the business, products or services of the or to any prospective activity of the Company or which make use of the Confidential Information or of facilities or equipment of the Company. Shirk shall maintain accurate and complete contemporaneous records of, and shall immediately and fully disclose and deliver to the Company, all Intellectual Property. Shirk attaches hereto as Exhibit A a list describing all inventions, original works of authorship, developments, improvements, and trade secrets made by him prior to his employment with the Company, which belong to him and which are not assigned to the Company hereunder (collectively referred to as "Prior Inventions"); and, if no such list is attached, Shirk represents and warrants that there are no such Prior Inventions.

      b. Shirk hereby assigns and agrees in the future to assign to the Company (or as otherwise directed by the Company) his full right, title and interest in and to all Intellectual Property. If he incorporates into any of the Intellectual Property any Prior Inventions, he hereby grants the Company an irrevocable, worldwide, fully paid-up, royalty-free, non-exclusive license, with the right to sublicense through multiple tiers, to make, use, sell, improve, reproduce, distribute, perform, display, transmit, manipulate in any manner, create derivative works based upon, and otherwise exploit or utilize in any manner the Prior Invention(s) included in the Intellectual Property. Shirk agrees to provide, at the Company's request, all further cooperation which the Company determines is necessary or desirable to accomplish the complete transfer of the Intellectual Property and all associated rights to the Company, its successors, assigns and nominees, including without limitation executing of any documents pertaining to the Intellectual Property. To

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            the extent that Shirk cannot assign and transfer any of his full right, title, and interest in the Intellectual Property then he hereby grants the Company an irrevocable, worldwide, fully paid-up, royalty-free, exclusive license, with the right to sublicense through multiple tiers, to make, use, sell, improve, reproduce, distribute, perform, display, transmit, manipulate in any manner, create derivative works based upon, and otherwise exploit or utilize in any manner the Intellectual Property.

      c. Shirk agrees that all copyrightable works that he creates, including without limitation computer programs and documentation, shall be considered "work made for hire" and shall, upon creation, be owned exclusively by the Company.

      d. Shirk further agrees that he will assign, deliver and communicate to the Company any know-how, facts and materials arising from or relating to said Intellectual Property including without limitation:
            (i) all simulations, prototypes, and other embodiments of the Intellectual Property; (ii) all drawings, blueprints, calculations, research plans and results, lab notes, workbooks and other records and written materials that relate to the Intellectual Property or that embody or record any know-how pertaining to the Intellectual Property; (iii) all files, documents and communications pertaining to the Intellectual Property; and (iv) evidence for patent interference purposes or for other legal proceedings whenever requested.

6.    Non-Competition

Shirk agrees that, during his employment and during the 12 month period immediately following termination of his employment, he will not (a) provide services, in any capacity, whether as an employee, independent contractor or otherwise, whether with or without compensation for any of the following named competitors of UGS: Dassault Systems; the part(s) of IBM that work directly with Dassault Systems; Matrix One; PTC; Agile; SAP; Oracle; Baan; or to perform duties anywhere in the world for any of the distributors or resellers of the these named competitors' CAD and/or PLM software products and services; (b) participate voluntarily with or provide assistance or information to any person or entity that is involved in (i) negotiations with UGS involving a contract or services to be rendered by UGS; or (ii) a potential or existing business or legal dispute with UGS, including, but not limited to, litigation, except as may be required by law.

7.    Non-Solicitation of Employees and Customers

      a. Shirk acknowledges that his access to Confidential Information and to the Company's customers and his development of goodwill on behalf of the Company with its customers during his employment would give him an unfair competitive advantage were he to leave employment and begin competing with the Company or for its existing customers and that he therefore is being granted access to Confidential Information and the customers of the Company in reliance on his agreement hereunder. Shirk therefore agrees that, during his employment and for the period of 24 months immediately following termination (in the

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            aggregate, the "Non-Solicitation Period"), he will not solicit or encourage any customer of the Company to terminate or diminish its relationship with the Company and he will not seek to persuade any such customer to conduct with any individual or entity any business or activity which such customer conducts or could conduct with the Company.

      b. Acknowledging the strong interest of the Company in an undisrupted workplace, Shirk agrees that, during the Non-Solicitation Period, he will not, and he will not assist any individual or entity to, (a) hire or solicit for hiring any employee of the Company or seek to persuade any employee of the Company to discontinue employment or
            (b) solicit or encourage any independent contractor providing services to the Company to terminate or diminish its relationship with the Company.

8.    Remedies and Enforcement

      a. In signing this Agreement, Shirk acknowledges that he has carefully read and considered all the terms and conditions of this Agreement, that he agrees without reservation that each of the restraints contained herein is necessary for the reasonable and proper protection of the goodwill, Confidential Information and other legitimate interests of the Company in respect to subject matter, length of time and geographic area; and that these restraints will not prevent him from obtaining other suitable employment during the period in which he is bound by these restraints. He also acknowledges and agrees that, were he to breach any of the provisions of this Agreement, the harm to the Company would be irreparable. He therefore agrees that in the event of such a breach or threatened breach the Company shall, in addition to any other remedies available to them, have the right to obtain preliminary and permanent injunctive relief against any such breach without having to post bond. He further agrees that, in the event that any provision of this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

      b. In the event of any alleged breach of this Agreement, I hereby consent and submit to the jurisdiction of the federal and state courts in and of the state of Texas and, if different, of the federal and state courts in and of the state in which I am then employed. I agree to accept service of process by registered or certified mail or the equivalent directed to his last known address on the books of the Company or by whatever other means are permitted by such court.

9.    Duties to Previous Employers

Shirk will not disclose to, or use on behalf of the Company, or induce the Company to use, any proprietary information of any previous employer of his or other third party without that party's consent.

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10.   Entire Agreement

This Agreement sets forth the entire agreement between Shirk and the Company and this Agreement shall be in addition to, and shall not terminate or supersede, any additional obligations Shirk may have pursuant to any prior employment agreements or other non-disclosure agreements or under applicable law with respect to confidentiality, non-competition, assignment of rights to intellectual property or the like. In the event of conflict between this Agreement and any prior agreement between Shirk and the Company, this Agreement shall govern. No deletion, addition, marking, notation or the like change to the body of this Agreement shall be of any force or effect and this Agreement shall be interpreted as if such change had not been made. This Agreement may not be modified or amended, and no breach shall be deemed to be waived, unless agreed to in writing by me and an expressly authorized officer of the Company. If any provision of this Agreement should, for any reason, be held invalid or unenforceable in any respect, it shall not affect any other provisions, and shall be construed by limiting it so as to be enforceable to the maximum extent permissible by law. Provisions of this Agreement shall survive any termination if so provided in this Agreement or if necessary or desirable to accomplish the purpose of other surviving provisions.

11.   Assignment

Neither the Company nor Shirk may make any assignment of this Agreement or any interest in it, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without his consent in the event that the Company shall hereafter affect a reorganization, consolidate with, or merge into any entity or transfer to any entity all or substantially all of the business, properties or assets of the Company or of any division or line of business of the Company with which Shirk is at any time associated. This Agreement shall inure to the benefit of and be binding upon Shirk and the Company, and each of their respective successors, executors, administrators, heirs, representatives and permitted assigns.

12.   Employment Relationship

Shirk acknowledges and agrees that, except as otherwise provided specifically herein, this Agreement does not in any way restrict his right or that of the Company to terminate his employment.

13.   Governing Law

This agreement shall be governed by and construed in accordance with the laws of Texas, without regard to the conflict of laws principles thereof.

14.   Signatures

Shirk assures the Company that he has read and understood all of the terms of this Agreement; that he has had a full and reasonable opportunity to consider its terms and to consult with any person of his choosing before signing; that he has not relied on any agreements or representations, express or implied, that are not set forth expressly in this Agreement; and that he

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signs this Agreement knowingly and voluntarily. Intending to be legally bound hereby, each party signs this Agreement as of the day and year written below.

                                                    Signature: /s/ David Shirk
                                                              ------------------

                                                    Printed Name: David Shirk
                                                    Date: 20 Dec. 2004

Accepted and agreed:

UGS CORP.

By:______________________________

Title:___________________________

Date:____________________________

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                                    EXHIBIT A

           LIST OF PRIOR INVENTIONS AND ORIGINAL WORKS OF AUTHORSHIP

                                        IDENTIFYING NUMBER
TITLE           DATE                   OR BRIEF DESCRIPTION
-----           ----                   --------------------
None

Signature of David Shirk:  /s/ David Shirk
                         -----------------
Date: 20 Dec. 2004